Exhibit 99.1
News Release

PartnerRe Ltd. Reports Record Third Quarter and Nine-Month 2006 Results

•	Third Quarter Net Income per Share of $3.93; Operating Earnings per Share of $3.55
•	Annualized Third Quarter Net Income ROE of 35%; Annualized Operating ROE of 32%
•	Nine Month Net Income per Share of $8.33; Operating Earnings per Share of $7.88
•	Nine Month Annualized Net Income ROE of 25%; Annualized Operating ROE of 24%
•	Book Value per Share of $52.32, an increase of 17% year-to-date for 2006

PEMBROKE, Bermuda, October 23, 2006 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $235.8 million, or $3.93 per share on a fully diluted basis, for the third quarter of 2006. This net income includes net after-tax realized gains on investments of $22.2 million or $0.38 per share. The net loss for the third quarter of 2005, including net after-tax realized gains on investments of $47.8 million or $0.88 per share, was $288.7 million or $5.48 per share, reflecting the record catastrophe activity in that period. Operating earnings for the third quarter of 2006 were $205.1 million or $3.55 per share on a fully diluted basis. This compares to an operating loss of $345.2 million, or $6.36 per share, for the third quarter of 2005. Operating earnings or losses exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. All references to per share amounts are on a fully diluted basis.

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended September 30		Nine months ended September 30
	2006	2005	2006	2005
Net Premiums Written	$807,788	$770,808	$2,968,285	$2,949,533
Net Premiums Earned	$973,603	$915,487	$2,665,387	$2,692,158
Non-life Combined Ratio	81.4%	156.3%	86.2%	114.6%
Net Income/(Loss)	$235,841	$(288,748)	$506,614	$(17,424)
Net Income/(Loss) per share (a)	$3.93	$(5.48)	$8.33	$(0.79)
Net Operating Earnings/(Loss) (a)	$205,052	$(345,176)	$454,729	$(163,319)
Net Operating Earnings/(Loss) per share (a)	$3.55	$(6.36)	$7.88	$(2.99)

(a)	Net income/(loss) per share is defined as net income/(loss) available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/(loss) available to common shareholders is defined as net income/(loss) less preferred dividends. Net operating earnings/(loss) is
PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House South,	Fax +1 441 292 6080
90 Pitts Bay Road,	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

net income/(loss) available to common shareholders less after-tax net realized gains/losses on investments. Net operating earnings/(loss) per share is defined as net operating earnings/(loss) divided by the weighted average number of fully diluted shares outstanding for the period. Per share results referenced in the text of this press release are on a fully diluted basis. As the effect of dilutive securities would have been antidilutive in the three months and nine months of 2005, the fully diluted per share figures for these periods were compiled using the basic weighted average number of common shares outstanding.

Net premiums written for the third quarter of 2006 were $807.8 million, a 5% increase from the third quarter of 2005, which included $40.3 million of catastrophe reinstatement premiums related to Hurricane Katrina. Excluding the 2005 reinstatement premiums, the growth in net written premiums was 11%. Total revenues for the quarter increased 4% as compared to the third quarter of 2005 to $1.12 billion, including $973.6 million of net premiums earned, net investment income of $115.1 million, and net realized investment gains of $23.0 million. Total revenues increased 8% after adjusting for reinstatement premiums earned in the third quarter of 2005.

For the first nine months of 2006, net premiums written were $3.0 billion, representing a marginal increase from the same period in 2005. Net income was $506.6 million or $8.33 per share. Net income for the period includes net after-tax realized gains on investments of $26.0 million or $0.45 per share. Operating earnings were $454.7 million, or $7.88 per share. The net loss for the first nine months of 2005 was $17.4 million or $0.79 per share including net after-tax realized gains of $120.0 million, or $2.20 per share. The operating loss for the same period in 2005 was $163.3 million or $2.99 per share. Total revenues for the first nine months of 2006 were $3.04 billion, including $2.7 billion of net premiums earned, net investment income of $323.4 million, and net realized investment gains of $19.2 million. Total revenues for the same period in 2005 were $3.13 billion.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.40 per common share. The dividend will be payable on December 1, 2006, to common shareholders of record on November 21, 2006, with the stock trading ex-dividend commencing November 17, 2006.

Results by Segment

The Non-Life segment reported net premiums written of $694 million for the third quarter of 2006, up 5% as compared to the total net premium written for the third quarter of 2005, and up 11% after adjusting for reinstatement premiums. The combined ratio was 81.4% for the

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House South,	Fax +1 441 292 6080
90 Pitts Bay Road,	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

third quarter of 2006, compared to 156.3% for the same period in 2005. The Non-Life technical result was a gain of $211 million for the third quarter of 2006, compared to a loss of $407 million in 2005. The third quarter of 2005 included $615 million of pre-tax losses net of reinstatement premiums, or 78 points on the combined ratio related to Hurricanes Katrina and Rita, and the Central European floods. For the first nine months, Non-Life net premiums written were $2.6 billion, essentially flat with the same period in 2005. The nine month technical result was a gain of $466 million, compared to a loss of $201 million for the same period in 2005. The combined ratio for the nine month period was 86.2% compared to 114.6% in 2005. European winterstorm Erwin, the Central European floods, and Hurricanes Katrina and Rita contributed pre-tax losses of $676 million net of reinstatement premiums, or 29 points to the nine month 2005 combined ratio, while there have been no major catastrophes in the same period in 2006.

The U.S. Property and Casualty business, which represents approximately 24% of total net premiums written for the quarter, reported net premiums written of $194 million, up 3% over the prior year’s third quarter. Net premiums earned increased 9% to $219 million during the quarter when compared to the same period in 2005. The technical ratio for this sub-segment was 94.5%, compared to 155.5% in the third quarter of 2005. For the first nine months of 2006, net premiums written were $659 million, up 2% from the first nine months of 2005. The nine-month technical ratio was 99.3%, compared to 115.0% in 2005. The technical result for the first nine months of 2006 was $4 million compared to a loss of $94 million in 2005.

The Global (Non-U.S.) Property and Casualty business, which represents approximately 19% of total net premiums written for the quarter, reported net premiums written of $154 million for the third quarter of 2006, an increase of 12% as compared to $137 million for the same period in 2005. Net premiums earned during the quarter were $202 million, up 6% from $191 million in the same period last year. The technical ratio for this sub-segment was 95.5% compared to 88.1% for the same period in 2005. For the nine months, net premiums written were down 11% to $645 million. The nine-month technical ratio for 2006 was 92.4%, compared to 91.0% in 2005. The technical result for the first nine months of 2006 was $43 million compared to $58 million in 2005.

The Worldwide Specialty business, which represents approximately 43% of total net premiums written for the quarter, reported net premiums written of $346 million for the third quarter, up 3% over the prior year quarter. Net premiums earned increased 6% to $430 million during the quarter. This sub-segment’s technical ratio was 55.8%, compared to 178.4% for the third quarter of 2005. For the nine month period, net premiums written were up 4% to $1.3 billion. The nine-month technical ratio was 62.3%, compared to 115.2% in

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House South,	Fax +1 441 292 6080
90 Pitts Bay Road,	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

2005. The technical result for the first nine months of 2006 was a gain of $419 million compared to a loss of $165 million in 2005.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represents approximately 13% of total net premiums written for the quarter, reported net premiums written of $110 million for the quarter, up 6% over the prior year quarter. The allocated underwriting result for the quarter was a gain of $3 million, flat with the comparable period in 2005. For the nine-month period, net premiums written increased 8% to $351 million, with an allocated underwriting gain of $6 million, compared to $9 million for the comparable period in 2005.

The ART (Alternative Risk Transfer) segment comprises structured risk transfer, principal finance, weather related products, and the results of the Company’s investment in Channel Re. The pre-tax contribution to net income, including the Company’s interest in the earnings of Channel Re, was $9 million for the third quarter of 2006 compared to $4 million for the third quarter of 2005. For the first nine months of 2006, the pre-tax contribution to net income was $31 million compared to $17 million for the same period in 2005.

Balance Sheet Items

At September 30, 2006, total assets were $14.8 billion as compared to $13.7 billion at December 31, 2005. Total investments and cash were $10.3 billion. Over a trailing 12-month period, total investments and cash increased 15%. Gross Non-Life reserves were $6.8 billion, reflecting growth of 5% over the last 12 months. During the third quarter, the Company’s estimate of Non-Life reserves for prior accident years developed favorably by $73 million. The overall third quarter prior year reserve development in the Non-Life segment includes net favorable development in all sub-segments with $3 million in the U.S. P&C sub-segment, $15 million in the Global (Non-U.S.) P&C sub-segment, and $55 million in the Worldwide Specialty sub-segment. In the third quarter of 2005, Non-Life reserves for prior years developed favorably by $90 million.

At September 30, 2006, total capitalization was $4.4 billion, and total shareholders’ equity was $3.5 billion. This compares to total capitalization of $3.9 billion, and total shareholders’ equity of $3.1 billion at December 31, 2005. Book value per common share at September 30, 2006 was $52.32 on a fully diluted basis, compared to $44.57 per share at December 31, 2005.

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House South,	Fax +1 441 292 6080
90 Pitts Bay Road,	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

Commentary and Outlook

“PartnerRe’s performance over the first nine months of 2006, together with our cumulative performance since 2001, provides clear evidence of the strength of our strategy and indeed the PartnerRe franchise,” PartnerRe Ltd. President & CEO Patrick Thiele said. “While we are pleased with the 24% annualized operating ROE achieved for the first nine months, we maintain the belief that the test of a superior reinsurance company lies in its ability to grow book value over the longer term. The 17% or $7.75 growth in book value year-to-date, and the 13% compound annual growth rate, after the payment of dividends, since 2001, demonstrates our risk management capabilities, particularly our ability to withstand shock losses as well as our ability to take advantage of market opportunities as and when they occur.”

“Looking forward to the next renewal season, current indications are for mixed markets,” Mr. Thiele added. “Outside of the wind-exposed lines, where we expect to see continued strong pricing at January 1, 2007, we are still seeing mixed indications. Risk diversification and access to markets will continue to be key to success, and as a strong, globally diversified reinsurer with both direct and broker distribution channels, excellent risk diversification, and unquestioned financial strength, we are well-positioned to achieve an attractive portfolio of risks in 2007.”

____________________________________________

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which are driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude other operating expenses. All references to per share amounts in the text of this press release are on the basis of fully diluted shares.

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House South,	Fax +1 441 292 6080
90 Pitts Bay Road,	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

lines, life/annuity and health, and alternative risk transfer solutions. At December 31, 2005, total revenues were $4.2 billion. As of September 30, 2006 total assets were $14.8 billion, total capitalization was $4.4 billion and total shareholders’ equity was $3.5 billion. Our major reinsurance operations have ratings of AA- (negative outlook) from Standard & Poor’s, Aa3 (negative outlook) from Moody’s, A+ (stable outlook) from A.M. Best, and AA (stable outlook) from Fitch.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Hallie Bozzi
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Wellesley House South,	Fax +1 441 292 6080
90 Pitts Bay Road,	www.partnerre.com
Pembroke, Bermuda HM 08

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except share and per share data)
(Unaudited)

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005

Revenues
Gross premiums written	$813,449	$780,468	$3,003,905	$2,993,861

Net premiums written	$807,788	$770,808	$2,968,285	$2,949,533
Decrease (increase) in unearned premiums	165,815	144,679	(302,898)	(257,375)

Net premiums earned	973,603	915,487	2,665,387	2,692,158
Net investment income	115,110	93,325	323,382	270,402
Net realized investment gains	23,006	56,009	19,176	148,979
Other income	7,897	8,559	28,357	20,218

Total revenues	1,119,616	1,073,380	3,036,302	3,131,757

Expenses
Losses and loss expenses and life policy benefits	540,717	1,111,285	1,580,912	2,271,321
Acquisition costs	220,691	219,428	619,373	632,779
Other operating expenses	80,853	63,740	231,766	210,930
Interest expense	13,671	7,399	39,592	22,089
Net foreign exchange losses	6,141	1,478	13,603	3,921

Total expenses	862,073	1,403,330	2,485,246	3,141,040

Income (loss) before taxes and interest in earnings of equity investments	257,543	(329,950)	551,056	(9,283)
Income tax expense (benefit)	24,915	(39,141)	52,891	15,149
Interest in earnings of equity investments	3,213	2,061	8,449	7,008

Net income (loss)	$235,841	$(288,748)	$506,614	$(17,424)

Preferred dividends	$8,631	$8,631	$25,894	$25,894

Operating earnings (loss) available to common shareholders	$205,052	$(345,176)	$454,729	$(163,319)

Comprehensive income (loss), net of tax	$360,390	$(333,972)	$521,998	$(131,707)

Per Share Data:
Earnings (loss) per common share:
Basic operating earnings (loss)	$3.61	$(6.36)	$8.01	$(2.99)
Net realized investment gains, net of tax	0.39	0.88	0.46	2.20

Basic net income (loss)	$4.00	$(5.48)	$8.47	$(0.79)

Weighted average number of common shares
outstanding	56,811.7	54,278.9	56,769.9	54,673.2

Diluted operating earnings (loss)	$3.55	$(6.36)	$7.88	$(2.99)
Net realized investment gains, net of tax	0.38	0.88	0.45	2.20

Diluted net income (loss)	$3.93	$(5.48)	$8.33	$(0.79)

Weighted average number of common and
common share equivalents outstanding	57,800.6	54,278.9	57,686.1	54,673.2

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S dollars, except share, per share and parenthetical share data)
(Unaudited)

	September 30,	December 31,
	2006	2005

Assets
Investments:
Fixed maturities, at fair value
(amortized cost: 2006, $7,806,193; 2005, $6,682,243)	$7,802,750	$6,686,822
Short-term investments, at fair value
(amortized cost: 2006, $106,488; 2005, $231,442)	106,354	230,933
Equities, at fair value
(cost: 2006, $1,071,662; 2005, $1,246,192)	1,142,658	1,334,374
Trading securities, at fair value (cost: 2006, $212,356; 2005, $210,432)	217,718	220,311
Other invested assets	123,568	104,920

Total investments	9,393,048	8,577,360
Cash and cash equivalents, at fair value, which approximates amortized cost	913,921	1,001,378
Accrued investment income	135,615	143,548
Reinsurance balances receivable	1,707,925	1,493,507
Reinsurance recoverable on paid and unpaid losses	200,391	217,948
Funds held by reinsured companies	991,158	970,614
Deferred acquisition costs	554,426	437,741
Deposit assets	303,536	289,459
Net tax assets	45,220	87,667
Goodwill	429,519	429,519
Other	81,171	95,389

Total assets	$14,755,930	$13,744,130

Liabilities
Unpaid losses and loss expenses	$6,799,535	$6,737,661
Policy benefits for life and annuity contracts	1,347,027	1,223,871
Unearned premiums	1,486,107	1,136,233
Reinsurance balances payable	112,928	127,607
Ceded premiums payable	32,050	25,110
Funds held under reinsurance treaties	13,633	18,910
Deposit liabilities	348,972	333,820
Long-term debt	620,000	620,000
Net payable for securities purchased	89,703	93,318
Accounts payable, accrued expenses and other	154,632	128,627
Debt related to trust preferred securities	206,186	206,186

Total liabilities	11,210,773	10,651,343

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2006, 56,830,493; 2005, 56,730,195)	56,830	56,730
Series C cumulative preferred shares (par value $1.00, issued and outstanding:
2006 and 2005, 11,600,000; aggregate liquidation preference: 2006 and 2005, $290,000,000)	11,600	11,600
Series D cumulative preferred shares (par value $1.00, issued and outstanding:
2006 and 2005, 9,200,000; aggregate liquidation preference: 2006 and 2005, $230,000,000)	9,200	9,200
Additional paid-in capital	1,398,136	1,373,992
Deferred compensation	-	(107)
Accumulated other comprehensive income:
Net unrealized gains on investments, net of tax	46,179	77,049
Currency translation adjustment	58,868	12,614
Retained earnings	1,964,344	1,551,709

Total shareholders' equity	3,545,157	3,092,787

Total liabilities and shareholders' equity	$14,755,930	$13,744,130

Shareholders’ Equity Per Common Share	$53.23	$45.35

Diluted Book Value Per Common and Common Share Equivalents
Outstanding (assuming exercise of all stock-based awards)	$52.32	$44.57

Number of Common and Common Share Equivalents Outstanding	57,819.3	57,724.1

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)
SEGMENT INFORMATION
For the three months ended September 30, 2006

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$194	$154	$346	$694	$4	$115	$-	$813

Net premiums written	$194	$154	$346	$694	$4	$110	$-	$808
Decrease in unearned premiums	25	48	84	157	4	5	-	166

Net premiums earned	$219	$202	$430	$851	$8	$115	$-	$974
Losses and loss expenses and
life policy benefits	(153)	(138)	(153)	(444)	(4)	(93)	-	(541)
Acquisition costs	(54)	(55)	(87)	(196)	(1)	(24)	-	(221)

Technical result	$12	$9	$190	$211	$3	$(2)	$-	$212

Other income	n/a	n/a	n/a	-	8	-	-	8
Other operating expenses	n/a	n/a	n/a	(52)	(5)	(8)	(16)	(81)

Underwriting result	n/a	n/a	n/a	$159	$6	$(10)	n/a	$139

Net investment income	n/a	n/a	n/a	n/a	-	13	102	115

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$3	n/a	n/a

Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	23	23
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(6)	(6)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(25)	(25)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	3	n/a	n/a	3

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$236

Loss ratio (2)	69.8%	68.4%	35.5%	52.1%
Acquisition ratio (3)	24.7	27.1	20.3	23.1

Technical ratio (4)	94.5%	95.5%	55.8%	75.2%
Other operating expense ratio (5)				6.2

Combined ratio (6)				81.4%

For the three months ended September 30, 2005

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$187	$137	$343	$667	$8	$105	$-	$780

Net premiums written	$187	$137	$336	$660	$8	$103	$-	$771
Decrease in unearned premiums	13	54	70	137	2	5	-	144

Net premiums earned	$200	$191	$406	$797	$10	$108	$-	$915
Losses and loss expenses and
life policy benefits	(263)	(120)	(633)	(1,016)	(13)	(82)	-	(1,111)
Acquisition costs	(48)	(48)	(92)	(188)	(1)	(30)	-	(219)

Technical result	$(111)	$23	$(319)	$(407)	$(4)	$(4)	$-	$(415)

Other income	n/a	n/a	n/a	-	9	-	-	9
Other operating expenses	n/a	n/a	n/a	(42)	(3)	(6)	(13)	(64)

Underwriting result	n/a	n/a	n/a	$(449)	$2	$(10)	n/a	$(470)

Net investment income	n/a	n/a	n/a	n/a	-	13	80	93

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$3	n/a	n/a

Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	56	56
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(7)	(7)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(2)	(2)
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	39	39
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	2	n/a	n/a	2

Net loss	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$(289)

Loss ratio (2)	131.5%	62.6%	155.8%	127.5%
Acquisition ratio (3)	24.0	25.5	22.6	23.6

Technical ratio (4)	155.5%	88.1%	178.4%	151.1%
Other operating expense ratio (5)				5.2

Combined ratio (6)				156.3%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2006 and 2005 periods include the Company's share of Channel Re's net income in the amount of $3.1 million and $2.0 million, respectively.

(1)	Allocated underwriting result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)
SEGMENT INFORMATION
For the nine months ended September 30, 2006

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$659	$647	$1,304	$2,610	$30	$364	$-	$3,004

Net premiums written	$659	$645	$1,283	$2,587	$30	$351	$-	$2,968
Increase in unearned premiums	(36)	(79)	(171)	(286)	(8)	(9)	-	(303)

Net premiums earned	$623	$566	$1,112	$2,301	$22	$342	$-	$2,665
Losses and loss expenses and
life policy benefits	(466)	(370)	(472)	(1,308)	(11)	(262)	-	(1,581)
Acquisition costs	(153)	(153)	(221)	(527)	(3)	(89)	-	(619)

Technical result	$4	$43	$419	$466	$8	$(9)	$-	$465

Other income	n/a	n/a	n/a	-	28	-	-	28
Other operating expenses	n/a	n/a	n/a	(149)	(13)	(22)	(47)	(231)

Underwriting result	n/a	n/a	n/a	$317	$23	$(31)	n/a	$262

Net investment income	n/a	n/a	n/a	n/a	-	37	286	323

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$6	n/a	n/a

Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	19	19
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(39)	(39)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(53)	(53)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	8	n/a	n/a	8

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$507

Loss ratio (2)	74.7%	65.4%	42.4%	56.8%
Acquisition ratio (3)	24.6	27.0	19.9	22.9

Technical ratio (4)	99.3%	92.4%	62.3%	79.7%
Other operating expense ratio (5)				6.5

Combined ratio (6)				86.2%

For the nine months ended September 30, 2005

	U.S. P&C	Global (Non- U.S.) P&C	Worldwide Specialty	Total Non- Life Segment	ART Segment (A)	Life Segment	Corporate	Total

Gross premiums written	$649	$726	$1,262	$2,637	$21	$336	$-	$2,994

Net premiums written	$649	$724	$1,231	$2,604	$21	$325	$-	$2,950
Increase in unearned premiums	(25)	(77)	(145)	(247)	(5)	(6)	-	(258)

Net premiums earned	$624	$647	$1,086	$2,357	$16	$319	$-	$2,692
Losses and loss expenses and
life policy benefits	(568)	(427)	(1,018)	(2,013)	(14)	(244)	-	(2,271)
Acquisition costs	(150)	(162)	(233)	(545)	(2)	(86)	-	(633)

Technical result	$(94)	$58	$(165)	$(201)	$-	$(11)	$-	$(212)

Other income	n/a	n/a	n/a	-	20	-	-	20
Other operating expenses	n/a	n/a	n/a	(143)	(10)	(18)	(40)	(211)

Underwriting result	n/a	n/a	n/a	$(344)	$10	$(29)	n/a	$(403)

Net investment income	n/a	n/a	n/a	n/a	-	38	232	270

Allocated underwriting result (1)	n/a	n/a	n/a	n/a	n/a	$9	n/a	n/a

Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	149	149
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(22)	(22)
Net foreign exchange losses	n/a	n/a	n/a	n/a	n/a	n/a	(3)	(3)
Income tax expense	n/a	n/a	n/a	n/a	n/a	n/a	(15)	(15)
Interest in earnings of equity investments	n/a	n/a	n/a	n/a	7	n/a	n/a	7

Net loss	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$(17)

Loss ratio (2)	91.0%	66.0%	93.7%	85.4%
Acquisition ratio (3)	24.0	25.0	21.5	23.1

Technical ratio (4)	115.0%	91.0%	115.2%	108.5%
Other operating expense ratio (5)				6.1

Combined ratio (6)				114.6%

(A) The Company reports the results of Channel Re on a one-quarter lag. The 2006 and 2005 periods include the Company's share of Channel Re's net income in the amount of $8.2 million and $6.8 million, respectively.

(1)	Allocated underwriting result is defined as net premiums earned and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three	For the three	For the nine	For the nine
	months ended	months ended	months ended	months ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005

Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	19%	16%	19%	19%
Casualty	18	18	18	19
Motor	6	8	7	9
Worldwide Specialty
Agriculture	5	3	4	3
Aviation/Space	7	8	5	6
Catastrophe	8	11	14	12
Credit/Surety	6	8	5	6
Engineering	6	6	5	4
Energy	3	1	2	1
Marine	3	3	3	3
Specialty property	2	1	2	2
Specialty casualty	3	3	3	4
ART	1	1	1	1
Life	13	13	12	11

Geographic Distribution of Gross Premiums Written:
North America	43%	45%	43%	40%
Europe	40	40	43	47
Asia, Australia and New Zealand	9	8	8	8
Latin America, Caribbean and Africa	8	7	6	5

As at
September 30,
2006

Financial Strength Ratings:
Standard & Poor's	AA-
Moody's	Aa3
A.M. Best	A+
Fitch	AA

	As at		As at
	September 30,		December 31,
	2006		2005
	(in thousands of U.S. dollars)		(in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$620,000	14%	$620,000	16%
Trust preferred securities, aggregate liquidation(1)	200,000	5	200,000	5
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	7	290,000	7
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	5	230,000	6
Common shareholders' equity	3,025,157	69	2,572,787	66

Total Capital	$4,365,157	100%	$3,912,787	100%

(1) Neither the Trust that issued the securities nor PartnerRe Finance, which owns the Trust, meets the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheets.

PartnerRe Ltd.
Supplementary Information
(Unaudited)

		As at		As at
		September 30,		December 31,
		2006		2005

Investment Portfolio:
Credit Quality	AAA	69%		65%
	AA	4		3
	A	13		15
	BBB	10		11
	Below Investment Grade/Unrated	4		6

By Class	U.S. Government	21%		8%
	U.S. Mortgage/Asset Backed	15		15
	U.S. Corporates	20		20
	Foreign Fixed Income	29		29
	Equities and Equity Substitutes	13		16
	Cash (net of pending transactions)	2		12

Expected average duration		3.7	Yrs	3.3	Yrs

Average yield to maturity at market		4.8%		4.5%
(fixed income securities and cash)

Average Credit Quality		AA		AA

	For the three	For the three		For the nine	For the nine
	months ended	months ended		months ended	months ended
	September 30,	September 30,		September 30,	September 30,
	2006	2005		2006	2005
	(in thousands of U.S. dollars except per share data)

Reconciliation of GAAP and non-GAAP measures:

Annualized return on beginning common shareholders' equity
calculated with net income (loss) available to common shareholders	35.3%	(42.0	) %	24.9%	(2.0	) %
Less:
Net realized investment gains, net of tax	3.4	6.8		1.3	5.7

Annualized operating return on beginning common shareholders' equity	31.9%	(48.8	) %	23.6%	(7.7	) %

Net income (loss)	$235,841	$(288,748)		$506,614	$(17,424)
Less:
Net realized investment gains, net of tax	22,158	47,797		25,991	120,001
Dividends to preferred shareholders	8,631	8,631		25,894	25,894

Operating earnings (loss) available to common shareholders	$205,052	$(345,176)		$454,729	$(163,319)

Per diluted share:
Net income (loss)	$3.93	$(5.48)		$8.33	$(0.79)
Less:
Net realized investment gains, net of tax	0.38	0.88		0.45	2.20

Diluted operating earnings (loss)	$3.55	$(6.36)		$7.88	$(2.99)

PartnerRe Ltd.
Supplementary Information
(in thousands of U.S. dollars except share and per share data)
(Unaudited)

	As at	As at
	September 30,	December 31,
	2006	2005

Reconciliation of GAAP and non-GAAP measures:

Shareholders' equity	$3,545,157	$3,092,787
Less:
6.75% Series C cumulative preferred shares, aggregate liquidation	290,000	290,000
6.5% Series D cumulative preferred shares, aggregate liquidation	230,000	230,000

Common shareholders' equity	$3,025,157	$2,572,787

Less:
Net unrealized (losses) gains on fixed
income securities, net of tax	(6,402)	4,382

Book value excluding net unrealized gains or losses
on fixed income securities	$3,031,559	$2,568,405

Divided by:
Number of common and common share equivalents outstanding	57,819.3	57,724.1

Equals:
Diluted book value per common and common share equivalents
outstanding excluding net unrealized gains or losses on
fixed income securities	$52.43	$44.49